                                                                   EXHIBIT 23.02



We consent to the inclusion in this registration statement on Form S-1 of our report dated January 22, 1999, except as to Note 12 for which the date is July 1, 1999, on our audits of the financial statements of Quokka Sports, Inc. We also consent to the references to our firm under the caption "Experts."



/s/  PricewaterhouseCoopers

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PricewaterhouseCoopers LLP


San Francisco, California


July 5, 1999